UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 15, 2013

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement
On September 15, 2013, the Company entered into a Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) with certain "accredited investors" (each, an "Investor" and collectively, the "Investors"), as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act"), for the purchase and sale of 2% senior secured convertible promissory notes (the "Convertible Notes") in the aggregate principal amount of $11.0 million and warrants (the “Warrants”) to purchase up to 3,411,235 shares of the Company’s common stock. The Company will use the net proceeds from the offering to repay approximately $7.3 million of bridge debt maturing within the next 45 days and general working capital purposes. The closing of the transaction was completed on September 18, 2013.
Pursuant to the terms of the Purchase Agreement, Mr. Kevin Douglas, the lead investor who indirectly purchased $10.0 million of the Convertible Notes, has the right upon request to appoint one member to the Company’s board of directors for so long as he beneficially owns at least 5.0% of the Company’s common stock. The terms of the offering satisfy the requirements of NASDAQ to be considered an above market value transaction and as such, members of the Company’s management team and board of directors also participated in the offering, including W. Brian Olson, the Company’s Chief Executive Officer and Bradley Timon, the Company’s Chief Financial Officer. The Purchase Agreement contains a provision that prohibits any investor from converting or exercising any portion of the Convertible Note or Warrant, as applicable, if after giving effect to such conversion or exercise, the investor would own more than 19.99% of the Company’s issued and outstanding shares on a post-conversion/exercise basis until such time that the Company’s stockholders approve the transaction. The Company agreed to seek stockholder approval of the transaction at its 2014 annual meeting. The Company also agreed to file a resale registration statement covering the shares of common stock issuable upon conversion of the Convertible Notes and exercise of the Warrants within 90 days following the closing and to use its best efforts to have such registration statement declared effective within 150 days following the closing. The Company agreed to pay the holders of the Convertible Notes liquidated damages not to exceed 12% of the gross proceeds received by the Company in the event the registration statement is not timely filed or declared effective or if, under certain circumstances, the registration statement is suspended. The Purchase Agreement contains customary representations and warranties and indemnification provisions. The foregoing description of the Purchase Agreement is qualified by reference to the complete terms of such Purchase Agreement, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
The holders of the Convertible Notes have the right at any time and from time to time to convert all or part of the then outstanding principal amount into shares of the Company's common stock at a fixed conversion price of $2.3824 per share, subject only to customary anti-dilution provisions for stock splits, stock dividends and similar corporate events. At the time of signing the definitive agreements, the conversion price represented a 3.6% premium to the previous closing price for a share of the Company’s common stock. Interest on the Convertible Notes accrues at the rate of 2% per annum and is payable upon the earlier of conversion or maturity. The Company has the right to pay the accrued interest in cash or stock. If the Company elects to pay in stock, then the number of shares to be issued in payment of the interest will be based on the conversion price. The Convertible Notes mature on the fifth anniversary date of the closing; provided, however, during the 30-day period beginning on the three-year anniversary of the closing, and upon notice provided by the holders of a majority of the outstanding principal amount of the Notes, the holders can put the Convertible Notes to the Company and the Company would be obligated to redeem the principal and interest then outstanding under the Convertible Notes within 90 days thereafter. In addition, the Convertible Notes are subject to redemption in connection with a change in control transaction. The Convertible Notes are subordinated in all respects to the Company’s obligations to Bridge Bank, National Association (“Bridge Bank”) and provide for a default if the Company’s common stock is not listed on Nasdaq or another national securities exchange as well as other customary events of default. The foregoing description of the Convertible Notes is qualified by reference to the complete terms of such Convertible Notes, the form of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.
The Convertible Notes are secured by a second lien on substantially all of the Company’s operating assets (excluding the Company’s direct and indirect ownership interests in Schneider Power Inc. (“SPI”) and each of SPI’s wholly-owned subsidiaries and Fisker Automotive, Inc.) pursuant to the terms of a Subordinated Security Agreement between the Company and Kevin Douglas, as collateral agent for all the Convertible Note holders. The lien granted to the collateral agent on behalf of the Convertible Note holders is subordinate in all respects to the first lien position of Bridge Bank. The foregoing description of the Subordinated Security Agreement is qualified by reference to the complete terms of such Subordinated Security Agreement, the form of which is filed herewith as 10.2 and incorporated herein by reference.

The Warrants cannot be exercised until six months following date of issuance and expire five and a half years after issuance. The Warrants have a fixed exercise price of $2.30, subject only to customary anti-dilution provisions for stock splits, stock dividends and similar corporate events. The foregoing description of the Warrants is qualified by reference to the complete terms of such Warrants, the form of which is filed herewith as Exhibit 4.2 and incorporated herein by reference.
Craig-Hallum Capital Group LLC served as sole placement agent in the offering.
The Company's press release, dated September 16, 2013, announcing the offering the offering is filed as Exhibit 99.1 to this Current Report on Form 8-K.
The Convertible Notes, Warrants, and shares of common stock issuable upon conversion of the Convertible Notes and exercise of the Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or any applicable state securities laws.
Item 1.02 - Termination of a Material Definitive Agreement.
On August 19, 2013, the Company entered into an At The Market Offering Agreement (the “Sales Agreement”) with Ascendiant Capital Markets, LLC (“Ascendiant”), pursuant to which the Company, from time to time, could issue and sell through Ascendiant, acting as the Company’s sales agent, shares of the Company’s common stock. Under the terms of the Sales Agreement, the Company could issue and sell through Ascendiant shares of the Company’s common stock for aggregate gross sales proceeds of up to $6,000,000, subject to the terms and conditions set forth in the Sales Agreement.
Effective September 17, 2013, the Company terminated the Sales Agreement. The Company had sold 937,425 shares under the At The Market Offering Agreement for aggregate gross proceeds of $1,895,573 (excluding commissions, fees and expenses).
A description of the terms and conditions of the Sales Agreement is set forth in the Company’s current report on Form 8-K filed on August 19, 2013 and is incorporated herein by reference.
Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See the disclosures made in Item 1.01, which are incorporated herein by reference.
Item 3.02 - Unregistered Sales of Equity Securities
See the disclosures made in Item 1.01, which are incorporated herein by reference.
Item 8.01 - Other Events.
On September 18, 2013, pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”), the Company filed a prospectus supplement (the “ATM Prospectus Supplement”) amending the prospectus supplement dated August 19, 2013 related to the Sales Agreement with Ascendiant, to terminate any future sales of its common stock under the ATM Prospectus Supplement pursuant to the Sales Agreement.
Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Convertible Note
4.2	Form of Warrant
10.1	Form of Convertible Note and Warrant Purchase Agreement
10.2	Form of Subordinated Security Agreement
99.1	Press release dated September 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

September 18, 2013	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Convertible Note
4.2	Form of Warrant
10.1	Form of Convertible Note and Warrant Purchase Agreement
10.2	Form of Subordinated Security Agreement
99.1	Press release dated September 16, 2013